UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2006

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Agreement.

On February 9, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Advanced Micro Devices, Inc. (the “Company”) approved the following actions relating to executive officers of the Company.

Increase in Annual Base Salary and Target Bonus Incentive. The Committee approved an increase to the annual base salary of Derrick R. Meyer, the Company’s President and Chief Operating Officer, from $500,859 to $650,000. The salary increase for Mr. Meyer is effective as of February 9, 2006 and is related to his appointment as the Company’s President and Chief Operating Officer on January 23, 2006 . For fiscal year 2006, the Committee also approved an increase to Mr. Meyer’s target award under the Company’s 2005 Annual Incentive Plan (the “Annual Plan”) from 100% of annual base salary to 125% of annual base salary.

2005 Bonus Awards. The Committee also approved bonus awards for the Company’s executive officers for fiscal year 2005. The bonus awards were comprised of payments under the Company’s Annual Plan and Long Term Incentive Plan as well as discretionary payments. The following table sets forth these bonus awards.

Name and Position	2005 Bonus Award
Hector de J. Ruiz Chief Executive Officer and Chairman of the Board	$4,824,142

William T. Edwards Senior Vice President, Chief Innovation Officer	$740,063

Thomas M. McCoy Executive Vice President, Legal Affairs, and Chief Administrative Officer	$1,280,401

Derrick R. Meyer President and Chief Operating Officer	$1,679,317

Henri Richard Executive Vice President of Worldwide Sales and Marketing	$1,476,892

Robert J. Rivet Executive Vice President and Chief Financial Officer	$1,495,107

Harry A. Wolin Senior Vice President and General Counsel	$842,448

2006 Bonus Criteria. The Committee also approved performance criteria for the first half of fiscal year 2006 for awards under the Annual Plan. For 2006, target awards under the Annual Plan are: 150% of annual base salary for Hector de J. Ruiz, the Company’s Chief Executive Officer and Chairman of the Board; 125% of annual base salary for Derrick R. Meyer, the Company’s President and Chief Operating Officer; 100% of annual base salary for Executive Vice Presidents; and 75% of annual base salary for Senior Vice Presidents. The Committee has the discretion to decrease award amounts that would otherwise be payable and to award discretionary bonus amounts.

Restricted Stock Unit Grants. The Committee also approved grants of restricted stock units under the Company’s 2004 Equity Incentive Plan to the executive officers named below. Restricted stock units are awards that obligate the Company to issue a specific number of shares of common stock in the future if the vesting terms and conditions are satisfied. Restricted stock units based on continued service vest over a period of three years as follows: one-third of the total shares vest six months after the initial grant. Thereafter, 6.6667% of the total shares vest every three months until the award is fully vested. Restricted stock units that are performance based may not vest for at least one year from the date of grant.

Participant	Number of Restricted Stock Units
Hector de J. Ruiz	50,000
William T. Edwards	7,000
Thomas M. McCoy	12,000
Derrick Meyer	15,000
Henri Richard	15,000
Robert J. Rivet	12,000
Harry A. Wolin	4,913

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: February 15, 2006	By:	/s/ Hollis O’Brien
	Name:	Hollis O’Brien
	Title:	Corporate Vice President, Secretary and Chief Governance Officer